Exhibit 99.1

ALLERGAN REPORTS FOURTH QUARTER 2012 OPERATING RESULTS

(IRVINE, Calif., February 5, 2013) — Allergan, Inc. (NYSE: AGN) today announced operating results for the quarter ended December 31, 2012. Allergan also announced that its Board of Directors has declared a fourth quarter dividend of $0.05 per share, payable on March 21, 2013 to stockholders of record on February 28, 2013.

Operating Results Attributable to Stockholders

For the quarter ended December 31, 2012:

•	Allergan reported $1.06 diluted earnings per share attributable to stockholders compared to $0.90 diluted earnings per share attributable to stockholders for the fourth quarter of 2011.

•

Allergan reported $1.15 non-GAAP diluted earnings per share attributable to stockholders compared to $1.00 non-GAAP diluted earnings per share attributable to stockholders for the fourth quarter of 2011, a 15.0 percent increase.

•

Diluted and non-GAAP diluted earnings per share for the fourth quarter of 2012 exclude the full year 2012 impact of the U.S. Research and Development tax credit, which was signed into law on January 2, 2013 and retroactively reinstated to January 1, 2012. The estimated impact of the Research and Development tax credit on net earnings attributable to Allergan for the full year 2012, which will be reported in Allergan’s operating results in the first quarter of 2013, was approximately $17.3 million, or $0.06 diluted earnings per share based on weighted average diluted shares outstanding of 307.1 million for the full year 2012.

Product Sales

For the quarter ended December 31, 2012:

•

Allergan reported $1,484.6 million total product net sales. Total product net sales increased 7.4 percent compared to total product net sales in the fourth quarter of 2011. On a constant currency basis, total product net sales increased 8.1 percent compared to total product net sales in the fourth quarter of 2011.

•	Total specialty pharmaceuticals net sales increased 8.2 percent, or 9.0 percent on a constant currency basis, compared to total specialty pharmaceuticals net sales in the fourth quarter of 2011.

•	Total medical devices net sales increased 2.9 percent, or 3.6 percent on a constant currency basis, compared to total medical devices net sales in the fourth quarter of 2011.

-more-

2-2-2

“Evidenced by our recent acquisitions of SkinMedica and MAP Pharmaceuticals and our decision to declare our obesity intervention assets as a discontinued business, we are dynamically managing our portfolio to drive long term sales growth,” said David E.I. Pyott, Allergan’s Chairman of the Board, President and Chief Executive Officer. “In 2013, we look forward to making a notable increase in R&D investment, to secure several regulatory approvals and to growing our markets.”

Based on internal information and assumptions, full year 2012 therapeutic sales accounted for approximately 52% of total BOTOX® (onabotulinumtoxinA) sales and increased approximately 13% compared to 2011. Full year 2012 aesthetic sales accounted for approximately 48% of total BOTOX® sales and increased approximately 8% compared to 2011.

Product and Pipeline Update

During the fourth quarter of 2012:

•

On November 16, 2012, Allergan announced that it had entered into a definitive agreement with SkinMedica, Inc. to acquire the privately held company’s topical aesthetics skin care business. On December 19, 2012, Allergan announced completion of the acquisition of SkinMedica, Inc. Under the terms of the agreement, Allergan paid approximately $350 million (subject to certain adjustments) for the business, which includes a variety of “physician dispensed” non-prescription aesthetic skin care products and prescription products.

•

On November 19, 2012, Allergan received the European Commission decision for a new preservative-free formulation of LUMIGAN® (Bimatoprost Ophthalmic Solution) 0.03% in single-dose containers for the 27 countries of the European Union. LUMIGAN® is licensed for the reduction of elevated intraocular pressure (IOP) in adults with chronic open-angle glaucoma and ocular hypertension and is now available in a formulation for those patients who require a preservative-free treatment.

•

In December 2012, the U.S. District Court in Santa Ana, California granted Allergan’s summary judgment motions, finding that Lifetech’s Rapidlash®, Cosmetic Alchemy’s LiLash®, and Rocasuba’s neuLash® lines of products are drugs sold without approval and are therefore misbranded in violation of California law as well as the federal statutes which California law incorporates. On October 12, 2012, the court denied a motion by Athena Cosmetics, Inc. for reconsideration of the court’s decision to grant Allergan’s motion for summary judgment against Athena Cosmetics, Inc. on our unfair competition cause of action. In July 2012, the court granted Allergan’s summary judgment motion, finding that Athena’s Revitalash® line of products are drugs sold without approval and are therefore misbranded in violation of California law as well as the federal statutes which California law incorporates.

•

On December 19, 2012, Allergan announced that BOTOX® (botulinum toxin type A) received a positive opinion from the Irish Medicines Board for the treatment of idiopathic overactive bladder (OAB) with symptoms of urinary incontinence, urgency and frequency in adult patients who have an inadequate response to, or are intolerant of, anticholinergic medications. This is an important step towards securing national licenses in the 14 European countries involved in the Mutual Recognition Procedure.

-more-

3-3-3

•

Allergan submitted a supplemental biologics license application (sBLA) with the U.S. Food and Drug Administration (FDA) for the use of BOTOX® Cosmetic (onabotulinumtoxinA) for the temporary improvement in the appearance of moderate to severe lateral canthal lines (crow’s feet lines) in adults treated either alone or simultaneously with glabellar lines.

Following the end of the fourth quarter of 2012:

•

On January 18, 2013, Allergan announced that the FDA approved BOTOX® (onabotulinumtoxinA) for the treatment of overactive bladder with symptoms of urge urinary incontinence, urgency and frequency in adults who have had an inadequate response to or are intolerant of an anticholinergic medication.

•

On January 22, 2013, Allergan and MAP Pharmaceuticals announced that they entered into a definitive merger agreement whereby Allergan will acquire 100% of the shares of MAP Pharmaceuticals for a price of $25.00 per share. MAP Pharmaceuticals is a biopharmaceutical company focused on developing and commercializing new therapies in Neurology, including Levadex®, an orally inhaled drug for the potential acute treatment of migraine in adults. Levadex® is currently under review with the FDA.

•

In January 2013, Allergan restructured its collaboration agreement with Spectrum Pharmaceuticals, Inc. (“Spectrum”) pursuant to which Spectrum reacquired all rights from Allergan under the collaboration agreement in exchange for agreeing to pay Allergan a royalty on future net sales of specified products. Going forward, Allergan will have no further obligations under the agreement to share development costs or perform any development, regulatory or other activities.

•

On February 1, 2013, Allergan completed its previously announced review of strategic options for maximizing the value of its obesity intervention business, and has formally committed to pursue a sale of that business unit. Accordingly, Allergan will begin to consider offers for the sale of that business unit and currently expects to execute a signed agreement in the first half of 2013. As a result of Allergan’s approved plan to sell its obesity intervention business unit, beginning in the first quarter of 2013, Allergan expects to report the financial results from that business unit in discontinued operations in its statement of earnings and balance sheet, and intends to retrospectively adjust its prior period statements of earnings and its balance sheet as of December 31, 2012 to reflect the classification of assets and liabilities held for sale as discontinued operations. In the first quarter of 2013, Allergan expects to report income from discontinued operations and a separate expected disposal loss from the write-down to fair value of the net assets held for sale. Allergan is currently unable to estimate the range of the expected disposal loss. As previously stated, Allergan intends to offset any potential earnings dilution related to this transaction.

Outlook

For the full year of 2013, Allergan expects:

•	Total product net sales between $5,900 million and $6,200 million, which excludes the obesity intervention business.

•	Total specialty pharmaceuticals net sales between $5,100 million and $5,340 million.

•	Total medical devices net sales between $800 million and $860 million.

-more-

4-4-4

•	ALPHAGAN® franchise product net sales between $440 million and $470 million.

•	LUMIGAN® franchise product net sales between $630 million and $660 million.

•	RESTASIS® product net sales between $830 million and $870 million.

•	BOTOX® product net sales between $1,900 million and $2,000 million.

•	LATISSE® product net sales at approximately $110 million.

•	Breast aesthetics product net sales between $390 million and $420 million.

•	Facial aesthetics product net sales between $410 million and $440 million.

•	Non-GAAP cost of sales to product net sales ratio at approximately 13.5%.

•	Non-GAAP other revenue at approximately $90 million.

•	Non-GAAP selling, general and administrative expenses to product net sales ratio between 37% and 38%.

•	Non-GAAP research and development expenses to product net sales ratio at approximately 16.5%.

•

Non-GAAP amortization of intangible assets at approximately $25 million. This expectation excludes the amortization of certain intangible assets associated with business combinations, asset purchases and product licenses.

•

Non-GAAP diluted earnings per share attributable to stockholders between $4.75 and $4.83, which excludes the 2012 impact of the Research and Development tax credit, which was signed into law on January 2, 2013 and retroactively reinstated to January 1, 2012, and excludes the dilutive impact of the proposed acquisition of MAP Pharmaceuticals as discussed on the January 23, 2013 conference call.

•	Diluted shares outstanding at approximately 303 million.

•	Effective tax rate on non-GAAP earnings between 26% and 27%.

For the first quarter of 2013, Allergan expects:

•	Total product net sales between $1,375 million and $1,450 million, which excludes the obesity intervention business.

•

Non-GAAP diluted earnings per share attributable to stockholders between $0.94 and $0.96, which excludes the 2012 impact of the Research and Development tax credit, which was signed into law on January 2, 2013 and retroactively reinstated to January 1, 2012, and excludes the dilutive impact of the proposed acquisition of MAP Pharmaceuticals as discussed on the January 23, 2013 conference call.

In this press release, Allergan reports certain historical and expected non-GAAP results, including earnings attributable to Allergan, Inc., non-GAAP basic and diluted earnings per share attributable to stockholders as well as non-GAAP other revenue, non-GAAP cost of sales, non-GAAP selling, general and administrative expenses, non-GAAP research and development expenses, non-GAAP amortization of intangible assets, non-GAAP impairment of intangible assets and related costs, non-GAAP restructuring charges, non-GAAP interest expense, non-GAAP other, net, non-GAAP earnings before income taxes, non-GAAP provision for income taxes, non-GAAP net earnings and non-GAAP net sales reported in constant currency. Non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measure in the financial

-more-

5-5-5

tables of this press release and the accompanying footnotes. The information that accompanies the financial tables of this press release also includes an explanation of why Allergan uses these non-GAAP financial measures, certain limitations associated with the use of these non-GAAP financial measures, the manner in which Allergan management compensates for those limitations, and the reasons why Allergan management believes that these non-GAAP financial measures provide useful information to investors.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to the statements by Mr. Pyott and other statements regarding product development, external corporate development initiatives and strategic partnering transactions, market potential, expected growth and regulatory approvals as well as Allergan’s earnings per share, product net sales, revenue forecasts and any other statements that refer to Allergan’s expected, estimated or anticipated future results. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.

All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, as well as the general impact of continued economic volatility, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2011 Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Copies of Allergan’s press releases and additional information about Allergan are available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

-more-

6-6-6

About Allergan, Inc.

Allergan is a multi-specialty health care company established more than 60 years ago with a commitment to uncover the best of science and develop and deliver innovative and meaningful treatments to help people reach their life’s potential. Today, we have approximately 10,800 highly dedicated and talented employees, global marketing and sales capabilities with a presence in more than 100 countries, a rich and ever-evolving portfolio of pharmaceuticals, biologics, medical devices and over-the-counter consumer products, and state-of-the-art resources in R&D, manufacturing and safety surveillance that help millions of patients see more clearly, move more freely and express themselves more fully. From our beginnings as an eye care company to our focus today on several medical specialties, including eye care, neurosciences, medical aesthetics, medical dermatology, breast aesthetics, obesity intervention and urologics, Allergan is proud to celebrate more than 60 years of medical advances and proud to support the patients and physicians who rely on our products and the employees and communities in which we live and work. For more information regarding Allergan, go to: www.allergan.com.

Allergan Contacts

Jim Hindman (714) 246-4636 (investors)

Joann Bradley (714) 246-4766 (investors)

David Nakasone (714) 246-6376 (investors)

Bonnie Jacobs (714) 246-5134 (media)

Cathy Taylor (714) 246-5551 (media)

® and ™ marks owned by Allergan, Inc.

Revitalash® is a registered trademark of Athena Cosmetics, Inc.

Rapidlash® is a registered trademark of Lifetech Resources

LiLash® is a registered trademark of Kurt Wasserman Consulting

neuLash® is a registered trademark of Lifetech Resources

Levadex® is a registered trademark of MAP Pharmaceuticals, Inc.

-more-

7-7-7

ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Three months ended
In millions, except per share amounts	December 31, 2012				December 31, 2011
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$1,484.6	$–		$1,484.6	$1,382.8	$–		$1,382.8
Other revenues	24.3	–		24.3	19.5	–		19.5

	1,508.9	–		1,508.9	1,402.3	–		1,402.3
Operating costs and expenses
Cost of sales (excludes amortization of intangible assets)	189.2	–		189.2	182.0	–		182.0
Selling, general and administrative	557.9	6.9	(a)(b)(c)(d)	564.8	551.9	(12.3	)(k)(l)(m)	539.6
Research and development	239.3	–		239.3	226.4	(0.2	)(n)	226.2
Amortization of intangible assets	33.2	(27.4	)(e)	5.8	32.0	(26.1	)(e)	5.9
Impairment of intangible assets and related costs	22.3	(22.3	)(f)	–	–	–		–
Restructuring charges	1.0	(1.0	)(g)	–	–	–		–

Operating income	466.0	43.8		509.8	410.0	38.6		448.6

Non-operating income (expense)
Interest income	1.9	–		1.9	1.3	–		1.3
Interest expense	(14.8)	0.1	(h)	(14.7)	(16.7)	–		(16.7)
Other, net	(3.8)	0.1	(i)	(3.7)	(10.9)	3.6	(o)(p)(q)	(7.3)

	(16.7)	0.2		(16.5)	(26.3)	3.6		(22.7)

Earnings before income taxes	449.3	44.0		493.3	383.7	42.2		425.9

Provision for income taxes	124.1	17.0	(j)	141.1	104.0	10.9	(r)	114.9

Net earnings	325.2	27.0		352.2	279.7	31.3		311.0

Net earnings (loss) attributable to noncontrolling interest	1.0	–		1.0	(0.1)	–		(0.1)

Net earnings attributable to Allergan, Inc.	$324.2	$27.0		$351.2	$279.8	$31.3		$311.1

Net earnings per share attributable to Allergan, Inc. stockholders:
Basic	$1.08			$1.17	$0.92			$1.02

Diluted	$1.06			$1.15	$0.90			$1.00

Weighted average number of common shares outstanding:
Basic	299.8			299.8	304.2			304.2
Diluted	305.1			305.1	310.0			310.0

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of intangible assets)	12.7%			12.7%	13.2%			13.2%
Selling, general and administrative	37.6%			38.0%	39.9%			39.0%
Research and development	16.1%			16.1%	16.4%			16.4%

-more-

8-8-8

(a)	Income from changes in fair value of contingent consideration of $10.4 million and integration and transaction costs of $1.5 million associated with business combinations
(b)	External costs of $0.8 million for stockholder derivative and tax litigation costs associated with the U.S. Department of Justice (DOJ) settlement announced in September 2010
(c)	Expenses related to the realignment of various business functions and the restructuring of the obesity intervention business of $1.0 million
(d)	Transaction costs of $0.2 million associated with the license and collaboration agreements with Molecular Partners AG for technology that has not achieved regulatory approval
(e)	Amortization of certain intangible assets related to business combinations, asset acquisitions and product licenses
(f)

Impairment of an in-process research and development asset related to technology acquired in connection with the 2011 acquisition of Vicept Therapeutics, Inc. of $17.0 million and a prepaid royalty asset associated with the Sanctura® franchise of $5.3 million

(g)	Net restructuring charges
(h)	Interest expense associated with changes in estimated taxes related to uncertain tax positions included in prior year filings
(i)	Unrealized loss on the mark-to-market adjustment to derivative instruments
(j)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $44.0 million	$(18.0)
Change in estimated taxes related to uncertain tax positions included in prior year filings	1.0

$(17.0)

(k)	Expenses from changes in fair value of contingent consideration of $9.6 million and transaction costs of $0.4 million associated with business combinations
(l)	External costs of $0.3 million for stockholder derivative litigation costs associated with the DOJ settlement announced in September 2010
(m)	Costs associated with tax audit settlements for prior years’ filings of $2.0 million
(n)	Expenses related to the realignment of research and development functions
(o)	Unrealized loss on the mark-to-market adjustment to derivative instruments of $0.9 million
(p)	Gain on sale of investments of $0.5 million
(q)	Impairment of a non-marketable equity investment of $3.2 million
(r)	Total tax effect for non-GAAP pre-tax adjustments

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.

This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the U.S. Securities and Exchange Commission, with respect to the three and twelve months ended December 31, 2012 and December 31, 2011 and with respect to anticipated results for the first quarter and full year of 2013. Allergan believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results as reported under GAAP.

In this press release, Allergan reported the non-GAAP financial measures “non-GAAP basic and diluted earnings per share attributable to Allergan, Inc. stockholders” and “non-GAAP earnings attributable to Allergan, Inc.” and its subcomponents “non-GAAP other revenue,” “non-GAAP cost of sales,” “non-GAAP selling, general and administrative expenses,” “non-GAAP research and development expenses,” “non-GAAP amortization of intangible assets,” “non-GAAP impairment of intangible assets and related costs,” “non-GAAP restructuring charges,” “non-GAAP operating income,” “non-GAAP interest expense,” “non-GAAP other, net,” “non-GAAP earnings before income taxes,” “non-GAAP provision for income taxes,” and “non-GAAP net earnings.” Allergan uses non-GAAP earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Non-GAAP earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of Allergan’s business from period to period without the effect of the non-core business items indicated. Management uses non-GAAP earnings to prepare operating budgets and forecasts and to measure Allergan’s performance against those budgets and forecasts on a corporate and segment level. Allergan also uses non-GAAP earnings for evaluating management performance for compensation purposes.

-more-

9-9-9

Despite the importance of non-GAAP earnings in analyzing Allergan’s underlying business, the budgeting and forecasting process and designing incentive compensation, non-GAAP earnings has no standardized meaning defined by GAAP. Therefore, non-GAAP earnings has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Allergan’s results as reported under GAAP. Some of these limitations are:

•

it does not reflect cash expenditures, or future requirements, for expenditures relating to restructurings, legal settlements, and certain acquisitions, including severance and facility transition costs associated with acquisitions;

•	it does not reflect asset impairment charges or gains or losses on the disposition of assets associated with restructuring and business exit activities;
•	it does not reflect the tax benefit or tax expense associated with the items indicated;
•	it does not reflect the impact on earnings of charges or income resulting from certain matters Allergan considers not to be indicative of its on-going operations; and
•	other companies in Allergan’s industry may calculate non-GAAP earnings differently than it does, which may limit its usefulness as a comparative measure.

Allergan compensates for these limitations by using non-GAAP earnings only to supplement net earnings on a basis prepared in conformance with GAAP in order to provide a more complete understanding of the factors and trends affecting its business. Allergan strongly encourages investors to consider both net earnings and cash flows determined under GAAP as compared to non-GAAP earnings, and to perform their own analysis, as appropriate.

In this press release, Allergan also reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

Reporting sales performance using constant currency sales has the limitation of excluding currency effects from the comparison of sales results over various periods, even though the effect of changing foreign currency exchange rates has an actual effect on Allergan’s operating results. Investors should consider these effects in their overall analysis of Allergan’s operating results.

-more-

10-10-10

ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Twelve months ended
In millions, except per share amounts	December 31, 2012				December 31, 2011
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$5,708.8	$–		$5,708.8	$5,347.1	$–		$5,347.1
Other revenues	97.3	–		97.3	72.0	–		72.0

	5,806.1	–		5,806.1	5,419.1	–		5,419.1
Operating costs and expenses
Cost of sales (excludes amortization of intangible assets)	775.5	(0.4	)(a)(b)	775.1	748.7	(0.4	)(l)	748.3
Selling, general and administrative	2,268.4	(19.5	)(b)(c)(d)(e)	2,248.9	2,246.6	(92.7	)(m)(n)(o)(p)(q)(r)	2,153.9
Research and development	989.6	(62.8	)(d)(e)	926.8	902.8	(45.2	)(o)(s)	857.6
Amortization of intangible assets	131.3	(107.8	)(f)	23.5	127.6	(104.0	)(f)	23.6
Impairment of intangible assets and related costs	22.3	(22.3	)(g)	–	23.7	(23.7	)(p)(t)(u)	–
Restructuring charges	5.7	(5.7	)(h)	–	4.6	(4.6	)(h)	–

Operating income	1,613.3	218.5		1,831.8	1,365.1	270.6		1,635.7

Non-operating income (expense)
Interest income	6.7	–		6.7	6.9	–		6.9
Interest expense	(63.6)	0.9	(i)	(62.7)	(71.8)	7.3	(v)	(64.5)
Other, net	(23.1)	15.3	(j)	(7.8)	(0.5)	(9.8	)(w)(x)(y)	(10.3)

	(80.0)	16.2		(63.8)	(65.4)	(2.5)		(67.9)

Earnings before income taxes	1,533.3	234.7		1,768.0	1,299.7	268.1		1,567.8

Provision for income taxes	430.8	61.2	(k)	492.0	361.6	70.8	(z)	432.4

Net earnings	1,102.5	173.5		1,276.0	938.1	197.3		1,135.4

Net earnings attributable to noncontrolling interest	3.7	–		3.7	3.6	–		3.6

Net earnings attributable to Allergan, Inc.	$1,098.8	$173.5		$1,272.3	$934.5	$197.3		$1,131.8

Net earnings per share attributable to Allergan, Inc. stockholders:
Basic	$3.64			$4.22	$3.07			$3.72

Diluted	$3.58			$4.14	$3.01			$3.65

Weighted average number of common shares outstanding:
Basic	301.5			301.5	304.4			304.4
Diluted	307.1			307.1	310.2			310.2

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of intangible assets)	13.6%			13.6%	14.0%			14.0%
Selling, general and administrative	39.7%			39.4%	42.0%			40.3%
Research and development	17.3%			16.2%	16.9%			16.0%

-more-

11-11-11

(a)	Fair market value inventory adjustment rollout of $0.3 million associated with the purchase of a distributor’s business in Russia related to Allergan’s products
(b)	Expenses from changes in fair value of contingent consideration of $5.4 million and integration and transaction costs of $2.1 million associated with business combinations, consisting of cost of sales of $0.1 million and selling, general and administrative expenses of $2.0 million
(c)	Aggregate charges of $9.7 million for external costs for stockholder derivative and tax litigation associated with the DOJ settlement announced in September 2010 and other legal contingency expenses
(d)	Expenses related to the realignment of various business functions and the restructuring of the obesity intervention business of $2.4 million, consisting of selling, general and administrative expenses of $2.1 million and research and development expenses of $0.3 million
(e)	Upfront licensing fees of $62.5 million included in research and development expenses associated with the license and collaboration agreements with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs of $0.3 million included in selling, general and administrative expenses
(f)	Amortization of certain intangible assets related to business combinations, asset acquisitions and product licenses
(g)

Impairment of an in-process research and development asset related to technology acquired in connection with the 2011 acquisition of Vicept Therapeutics, Inc. of $17.0 million and a prepaid royalty asset associated with the Sanctura® franchise of $5.3 million

(h)	Net restructuring charges
(i)	Interest expense associated with changes in estimated taxes related to uncertain tax positions included in prior year filings
(j)	Unrealized loss on the mark-to-market adjustment to derivative instruments
(k)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $234.7 million	$(68.9)
Change in estimated taxes related to uncertain tax positions included in prior year filings	7.7

$(61.2)

(l)	Fair market value inventory adjustment rollout associated with the purchase of a distributor’s business in South Africa related to Allergan’s products
(m)	Expenses from changes in fair value of contingent consideration of $11.9 million and integration and transaction costs of $1.9 million associated with business combinations
(n)	External costs of $3.4 million for stockholder derivative litigation costs associated with the DOJ settlement announced in September 2010
(o)	Upfront licensing fee of $45.0 million included in research and development expenses associated with a license and collaboration agreement with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs of $0.1 million included in selling, general and administrative expenses
(p)

Fixed asset impairment of $2.2 million and a gain of $9.4 million from the substantially complete liquidation of Allergan’s investment in a foreign subsidiary included in selling, general and administrative expenses, and intangible asset impairment of $16.1 million resulting from the discontinued development of the Easyband™ Remote Adjustable Gastric Band System, a technology acquired by Allergan in the 2007 EndoArt SA acquisition

(q)	Upfront payment of $60.0 million and subsequent milestone payment of $20.0 million for the United States Food and Drug Administration acceptance of an New Drug Application filing for technology that has not achieved regulatory approval associated with a collaboration and co-promotion agreement with MAP Pharmaceuticals, Inc. and related transaction costs of $0.6 million
(r)	Costs associated with tax audit settlements for prior years’ filings of $2.0 million
(s)	Expenses related to the realignment of research and development functions of $0.2 million
(t)	Impairment of an in-process research and development asset related to a tissue reinforcement technology acquired in connection with the 2010 acquisition of Serica Technologies, Inc. of $4.3 million
(u)

Additional costs of $3.3 million for the termination of a third-party agreement primarily related to the promotion of Sanctura XR® associated with the impairment of the Sanctura® assets in the third quarter of 2010

(v)	Non-cash interest expense associated with amortization of convertible debt discount
(w)	Unrealized gain on the mark-to-market adjustment to derivative instruments of $11.1 million
(x)	Gain on sale of investments of $1.9 million
(y)	Impairment of a non-marketable equity investment of $3.2 million
(z)	Total tax effect for non-GAAP pre-tax adjustments

-more-

12-12-12

ALLERGAN, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

in millions	December 31, 2012	December 31, 2011

Assets

Cash and equivalents	$2,701.8	$2,406.1
Short-term investments	260.6	179.9
Trade receivables, net	764.2	730.6
Inventories	282.9	249.7
Other current assets	449.3	482.0

Total current assets	4,458.8	4,048.3

Property, plant and equipment, net	852.9	807.0
Intangible assets, net	1,229.1	1,165.2
Goodwill	2,239.5	2,088.4
Other noncurrent assets	399.0	399.7

Total assets	$9,179.3	$8,508.6

Liabilities and equity

Notes payable	$48.8	$83.9
Accounts payable	233.1	200.4
Other accrued expenses	813.3	670.7

Total current liabilities	1,095.2	955.0

Long-term debt	1,512.4	1,515.4
Other liabilities	709.1	705.8

Equity:
Allergan, Inc. stockholders’ equity	5,837.1	5,309.6
Noncontrolling interest	25.5	22.8

Total equity	5,862.6	5,332.4

Total liabilities and equity	$9,179.3	$8,508.6

DSO	47	48

DOH	136	125

Cash and equivalents and short-term investments	$2,962.4	$2,586.0
Total notes payable and long-term debt	(1,561.2)	(1,599.3)

Cash and equivalents and short-term investments, net of debt	$1,401.2	$986.7

Debt-to-capital percentage	21.0%	23.1%

-more-

13-13-13

ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share Attributable to Allergan, Inc. Stockholders

(Unaudited)

In millions, except per share amounts	Three months ended
	December 31, 2012		December 31, 2011

Net earnings attributable to Allergan, Inc.	$324.2		$279.8

Non-GAAP pre-tax adjustments:
Expenses (income) from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	(8.9)		10.0
External costs for stockholder derivative and tax litigation associated with the DOJ settlement	0.8		0.3
Expenses related to the realignment of various business functions and the restructuring of the obesity intervention business	1.0		0.2
Transaction costs associated with the license and collaboration agreements with Molecular Partners AG for technology that has not achieved regulatory approval	0.2		–
Amortization of intangible assets	27.4		26.1
Impairment of an in-process research and development asset related to technology acquired in connection with the 2011 acquisition of Vicept Therapeutics, Inc. and a prepaid royalty asset associated with the Sanctura® franchise	22.3		–
Net restructuring charges	1.0		–
Interest expense associated with changes in estimated taxes related to uncertain tax positions included in prior year filings	0.1		–
Unrealized loss on derivative instruments	0.1		0.9
Costs associated with tax audit settlements for prior years’ filings	–		2.0
Gain on sale of investments	–		(0.5)
Impairment of a non-marketable equity investment	–		3.2

	368.2		322.0

Tax effect for above items	(18.0)		(10.9)
Change in estimated taxes related to uncertain tax positions included in prior year filings	1.0		–

Non-GAAP earnings attributable to Allergan, Inc.	$351.2		$311.1

Weighted average number of shares outstanding	299.8		304.2

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	5.3		5.8

	305.1		310.0

Diluted earnings per share attributable to Allergan, Inc. stockholders	$1.06		$0.90

Non-GAAP earnings per share adjustments:
Expenses (income) from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	(0.02)		0.03
Amortization of intangible assets	0.06		0.06
Impairment of an in-process research and development asset related to technology acquired in connection with the 2011 acquisition of Vicept Therapeutics, Inc. and a prepaid royalty asset associated with the Sanctura® franchise	0.05		–
Impairment of a non-marketable equity investment	–		0.01

Non-GAAP diluted earnings per share attributable to Allergan, Inc. stockholders	$1.15		$1.00

Year over year change		15.0%

-more-

14-14-14

ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share Attributable to Allergan, Inc. Stockholders

(Unaudited)

In millions, except per share amounts	Twelve months ended
	December 31, 2012	December 31, 2011

Net earnings attributable to Allergan, Inc.	$1,098.8	$934.5

Non-GAAP pre-tax adjustments:
Fair market value inventory adjustment rollout associated with the purchases of distributor businesses	0.3	0.4
Expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	7.5	13.8
Aggregate charges for external costs for stockholder derivative and tax litigation associated with the DOJ settlement and other legal contingency expenses	9.7	3.4
Expenses related to the realignment of various business functions and the restructuring of the obesity intervention business	2.4	0.2
Research and development expenses related to upfront licensing fees associated with the license and collaboration agreements with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs	62.8	45.1
Amortization of intangible assets	107.8	104.0
Impairment of an in-process research and development asset related to technology acquired in connection with the 2011 acquisition of Vicept Therapeutics, Inc. and a prepaid royalty asset associated with the Sanctura® franchise	22.3	–
Net restructuring charges	5.7	4.6
Interest expense associated with changes in estimated taxes related to uncertain tax positions included in prior year filings	0.9	–
Unrealized loss (gain) on derivative instruments	15.3	(11.1)
Cumulative net expense for fixed asset impairment, a gain from the substantially complete liquidation of Allergan’s investment in a foreign subsidiary and intangible asset impairment resulting from the discontinued development of the Easyband™ Remote Adjustable Gastric Band System	–	8.9
Upfront payment and subsequent milestone payment for the FDA acceptance of an NDA filing for technology that has not achieved regulatory approval associated with a collaboration and co-promotion agreement with MAP Pharmaceuticals, Inc. and related transaction costs	–	80.6
Costs associated with tax audit settlements for prior years’ filings	–	2.0
Impairment of an in-process research and development asset related to a tissue reinforcement technology acquired in connection with the 2010 acquisition of Serica Technologies, Inc.	–	4.3
Additional costs for the termination of a third-party agreement primarily related to the promotion of Sanctura XR®	–	3.3
Non-cash interest expense associated with amortization of convertible debt discount	–	7.3
Gain on sale of investments	–	(1.9)
Impairment of a non-marketable equity investment	–	3.2

	1,333.5	1,202.6

Tax effect for above items	(68.9)	(70.8)
Change in estimated taxes related to uncertain tax positions included in prior year filings	7.7	–

Non-GAAP earnings attributable to Allergan, Inc.	$1,272.3	$1,131.8

Weighted average number of shares outstanding	301.5	304.4

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	5.6	5.5

Dilutive effect of assumed conversion of convertible notes outstanding	–	0.3

	307.1	310.2

-more-

15-15-15

Diluted earnings per share attributable to Allergan, Inc. stockholders	$3.58		$3.01

Non-GAAP earnings per share adjustments:
Expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	0.03		0.04
Aggregate charges for external costs for stockholder derivative and tax litigation associated with the DOJ settlement and other legal contingency expenses	0.03		0.01
Research and development expenses related to upfront licensing fees associated with the license and collaboration agreements with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs	0.15		0.13
Amortization of intangible assets	0.24		0.23
Impairment of an in-process research and development asset related to technology acquired in connection with the 2011 acquisition of Vicept Therapeutics, Inc. and a prepaid royalty asset associated with the Sanctura® franchise	0.05		–
Net restructuring charges	0.01		0.02
Unrealized loss (gain) on derivative instruments	0.03		(0.02)
Cumulative net expense for fixed asset impairment, a gain from the substantially complete liquidation of Allergan’s investment in a foreign subsidiary and intangible asset impairment resulting from the discontinued development of the Easyband™ Remote Adjustable Gastric Band System	–		0.03
Upfront payment and subsequent milestone payment for the FDA acceptance of an NDA filing for technology that has not achieved regulatory approval associated with a collaboration and co-promotion agreement with MAP Pharmaceuticals, Inc. and related transaction costs	–		0.16
Impairment of an in-process research and development asset related to a tissue reinforcement technology acquired in connection with the 2010 acquisition of Serica Technologies, Inc.	–		0.01
Additional costs for the termination of a third-party agreement primarily related to the promotion of Sanctura XR®	–		0.01
Non-cash interest expense associated with amortization of convertible debt discount	–		0.01
Impairment of a non-marketable equity investment	–		0.01
Change in estimated taxes related to uncertain tax positions included in prior year filings	0.02		–

Non-GAAP diluted earnings per share attributable to Allergan, Inc. stockholders	$4.14		$3.65

Year over year change		13.4%

-more-

16-16-16

ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Three months ended
	December 31, 2012	December 31, 2011	$ change in net sales			Percent change in net sales
			Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$706.1	$659.1	$47.0	$54.0	$(7.0)	7.1%	8.2%	(1.1)%
Botox/Neuromodulator	474.6	415.3	59.3	61.2	(1.9)	14.3%	14.7%	(0.4)%
Skin Care	77.4	69.7	7.7	7.7	–	11.0%	11.0%	–
Urologics	(4.1)	14.5	(18.6)	(18.6)	–	(128.3)%	(128.3)%	–

Total Specialty Pharmaceuticals	1,254.0	1,158.6	95.4	104.3	(8.9)	8.2%	9.0%	(0.8)%

Breast Aesthetics	91.4	86.4	5.0	5.7	(0.7)	5.8%	6.6%	(0.8)%
Obesity Intervention	36.8	46.9	(10.1)	(9.8)	(0.3)	(21.5)%	(20.9)%	(0.6)%
Facial Aesthetics	102.4	90.9	11.5	12.1	(0.6)	12.7%	13.3%	(0.6)%

Total Medical Devices	230.6	224.2	6.4	8.0	(1.6)	2.9%	3.6%	(0.7)%

Product net sales	$1,484.6	$1,382.8	$101.8	$112.3	$(10.5)	7.4%	8.1%	(0.7)%

Selected Product Net Sales (a):
Alphagan P, Alphagan, and Combigan	$118.5	$110.2	$8.3	$9.3	$(1.0)	7.5%	8.4%	(0.9)%
Lumigan Franchise	170.2	159.8	10.4	12.3	(1.9)	6.5%	7.7%	(1.2)%
Total Glaucoma Products	290.8	272.5	18.3	21.2	(2.9)	6.7%	7.8%	(1.1)%
Restasis	212.0	196.0	16.0	15.8	0.2	8.1%	8.0%	0.1%
Latisse	24.9	24.6	0.3	0.3	–	1.2%	1.2%	–

Domestic	61.1%	62.1%
International	38.9%	37.9%

ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Twelve months ended
	December 31, 2012	December 31, 2011	$ change in net sales			Percent change in net sales
			Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$2,692.2	$2,520.2	$172.0	$244.2	$(72.2)	6.8%	9.7%	(2.9)%
Botox/Neuromodulator	1,766.3	1,594.9	171.4	202.1	(30.7)	10.7%	12.7%	(2.0)%
Skin Care	298.4	260.1	38.3	38.8	(0.5)	14.7%	14.9%	(0.2)%
Urologics	27.7	56.8	(29.1)	(29.1)	–	(51.2)%	(51.2)%	–

Total Specialty Pharmaceuticals	4,784.6	4,432.0	352.6	456.0	(103.4)	8.0%	10.3%	(2.3)%

Breast Aesthetics	377.1	349.3	27.8	36.8	(9.0)	8.0%	10.5%	(2.5)%
Obesity Intervention	159.5	203.1	(43.6)	(40.3)	(3.3)	(21.5)%	(19.8)%	(1.7)%
Facial Aesthetics	387.6	362.7	24.9	35.8	(10.9)	6.9%	9.9%	(3.0)%

Total Medical Devices	924.2	915.1	9.1	32.3	(23.2)	1.0%	3.5%	(2.5)%

Product net sales	$5,708.8	$5,347.1	$361.7	$488.3	$(126.6)	6.8%	9.1%	(2.3)%

Selected Product Net Sales (a):
Alphagan P, Alphagan, and Combigan	$453.2	$419.4	$33.8	$44.4	$(10.6)	8.1%	10.6%	(2.5)%
Lumigan Franchise	622.6	612.7	9.9	29.8	(19.9)	1.6%	4.9%	(3.3)%
Total Glaucoma Products	1,085.8	1,042.9	42.9	74.1	(31.2)	4.1%	7.1%	(3.0)%
Restasis	792.0	697.1	94.9	97.1	(2.2)	13.6%	13.9%	(0.3)%
Latisse	97.3	93.6	3.7	4.2	(0.5)	4.0%	4.5%	(0.5)%

Domestic	60.9%	60.2%
International	39.1%	39.8%

(a)	Percentage change in selected product net sales is calculated on amounts reported to the nearest whole dollar. Total glaucoma products include the Alphagan and Lumigan franchises.

-more-

17-17-17

ALLERGAN, INC.

Reconciliation of GAAP Diluted Earnings Per Share Expectations

To Non-GAAP Diluted Earnings Per Share Expectations

(Unaudited)

	First Quarter 2013
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders expectations (a)	$0.86	$0.88

Amortization of intangible assets	0.08	0.08

Non-GAAP diluted earnings per share expectations	$0.94	$0.96

	Full Year 2013
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders expectations (a)	$4.45	$4.53

Amortization of intangible assets	0.30	0.30

Non-GAAP diluted earnings per share expectations	$4.75	$4.83

(a)	GAAP diluted earnings per share expectations exclude any potential impact of future unrealized gains or losses on derivative instruments, changes in contingent consideration, restructuring charges and stockholder derivative and tax litigation costs related to the 2010 DOJ settlement and other legal contingency expenses that may occur but that are not currently known or determinable.

###